UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018

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Kforce Inc.
Exact name of registrant as specified in its charter

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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

1001 East Palm Avenue, Tampa, Florida 33605
Address of principal executive offices Zip Code

Registrant’s telephone number, including area code: (813) 552-5000

N/A
Former name or former address, if changed since last report.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 24, 2018 , Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of February 23, 2018, 26,260,601 shares of Kforce’s Common Stock were outstanding and entitled to vote. Of this amount, 23,348,823 shares, representing 88.91% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.
The following tables set forth the votes cast with respect to each of these matters:

MATTER	FOR	WITHHOLD	BROKER NON-VOTES
(1) Elect four Class III directors to hold office for a three-year term expiring in 2021
David L. Dunkel	21,372,423	613,418	1,362,982
Mark F. Furlong	20,624,264	1,361,577	1,362,982
Randall A. Mehl	21,053,316	932,525	1,362,982
N. John Simmons	21,049,270	936,571	1,362,982

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2) Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for 2018	23,072,753	271,364	4,706	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3) Advisory vote on Kforce's executive compensation	21,543,788	434,995	7,058	1,362,982

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date: April 26, 2018	By:	/s/ DAVID M. KELLY
David M. Kelly
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

Date: April 26, 2018	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)